UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2006
BELK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-4500

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (704) 357-1000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
In connection with the closing of the transaction described in Item 2.01, on January 27, 2006 Belk, Inc. (“Belk”) entered into a Termination and Release Agreement (the “Termination Agreement”) with respect to the Amended and Restated Note Purchase Agreement among Belk, The Belk Center, Inc., Belk Accounts Receivable LLC, YC Susi Trust and Bank of America, N.A. The $250.0 million variable rate note (“Note”) was collateralized by Belk’s customer accounts receivable. Belk used a portion of the proceeds from the closing of the transaction described in Item 2.01 to repay the Note, of which $125.0 million principal amount was outstanding on January 27, 2006. Pursuant to the Termination Agreement, Belk repaid the Note in full and all security interests in the collateral were released.
The Termination Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the document.
Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously disclosed, Belk and certain of its subsidiaries entered into a Purchase and Sale Agreement (the “Belk/GE Purchase and Sale Agreement”) and Credit Card Program Agreement (the “Belk/GE Program Agreement”) with GE Money Bank (“GE”), an affiliate of GE Consumer Finance, on November 21, 2005, related to the sale of Belk’s private label credit card business to GE.
Also as previously disclosed, GE entered into a Purchase and Sale Agreement (the “HSBC/GE Purchase and Sale Agreement”) with HSBC Bank Nevada, National Association and HSBC Private Label Acquisition Corp. (USA) (collectively, “HSBC”) on November 21, 2005, pursuant to which GE agreed to acquire the Proffitt’s and McRae’s proprietary credit card accounts and the related accounts receivable from HSBC. Belk acquired 47 Proffitt’s and McRae’s department stores from Saks Incorporated in July 2005 and, in connection with that transaction, entered into a program agreement with HSBC with respect to the Proffitt’s and McRae’s credit card accounts.
The Belk/GE Purchase and Sale Agreement and the HSBC/GE Purchase and Sale Agreement were closed on January 28, 2006. Pursuant to the Belk/GE Purchase and Sale Agreement, Belk received approximately $318 million in gross proceeds representing cash for the Belk outstanding account balances.
Item 9.01. Financial Statements and Exhibits.
(b)      Pro Forma financial information.
The pro forma information attached as Exhibit 99.1 is incorporated herein by reference.

(d)      Exhibits.

10.1	Termination and Release Agreement, dated January 27, 2006, among Belk, Inc., The Belk Center, Inc., Belk Accounts Receivable LLC, YC Susi Trust and Bank of America, N.A.

99.1	Unaudited pro forma consolidated statements of operations for the fiscal year ended January 29, 2005 and the 39-week period ended October 29, 2005 and unaudited pro forma consolidated balance sheet as of October 29, 2005 and the notes thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: February 2, 2006	By:	/s/ Ralph A. Pitts

Ralph A. Pitts, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Termination and Release Agreement, dated January 27, 2006, among Belk, Inc., The Belk Center, Inc., Belk Accounts Receivable LLC, YC Susi Trust and Bank of America, N.A.

99.1	Unaudited pro forma consolidated statements of operations for the fiscal year ended January 29, 2005 and the 39-week period ended October 29, 2005 and unaudited pro forma consolidated balance sheet as of October 29, 2005 and the notes thereto.